Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated March 6, 2024, with respect to the consolidated financial statements of Donegal Group Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
Philadelphia, Pennsylvania
April 25, 2024